UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018

CORVUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37719	46-4670809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

863 Mitten Road, Suite 102
Burlingame, CA 94010
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 900-4520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(17 CFR §230.405) or Rule 12b-2 of the Securities

Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2019 Annual Salaries and Stock Option Awards

On December 12, 2018, the Board of Directors (the “Board”) of Corvus Pharmaceuticals, Inc. (“Corvus” or the “Company”), approved, on recommendation of the Compensation Committee of the Board, increases to the annual base salaries and stock option awards for the Company’s Chief Executive Officer, Chief Financial Officer and Chief Business Officer. The stock option awards to each of the executive officers will be granted effective as of the close of business on December 12, 2018 with an exercise price equal to the closing price of the Company’s common stock as reported on The Nasdaq Global Market on the date of grant. The awards will be made pursuant to the Company’s 2016 Equity Incentive Award Plan and will vest in equal monthly installments over 48 months, subject to continued service as of each vesting date.

The following table sets forth the 2019 annual base salary and number of shares underlying the stock option awards for each of the named executive officers and principal financial officer:

Name and Principal Position	2019 Base Salary ($)	Stock Option Award (shares)
Richard A. Miller, M.D.	$300,000	250,000
Chief Executive Officer
Leiv Lea	$350,000	100,000
Chief Financial Officer
Daniel W. Hunt, J.D.	$386,250	50,000
Senior Vice President and Chief Business Officer

Departure of Director

On December 12, 2018, Peter Moldt Ph.D. notified the Company of his intention to resign from the Board as well as each of the audit committee and nominating and corporate governance committee in the first half of 2019. Dr. Moldt’s resignation is not due to any disagreement with the Company, the Board or management of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS PHARMACEUTICALS, INC.

Date: December 14, 2018	By:	/s/ Leiv Lea
Leiv Lea
Chief Financial Officer